PChris Sannella

Cellaviv' Business Develop Agreement

Services Performed Payment upon receipt of invoice. 10/31/2014

Implement a Hispanic based direct sales team for Cellaviv direct sales company. Locate, organize and present a few dozen high level direct sales professionals to more readily open up the Puerto Rico and Hispanic markets here in Florida, Texas and California to prepare for a January launch event.

Organize a small Hispanic summit in early December in Boca at Cellaviv headquarters. Date TBD

Create a list of objectives and asks the Hispanic market needs to aggressively grow in 2015.

All activities and priorities are subject to change upon the boards consideration and timelines.

Report to Scotty Kufus and John Souza and provide a written up date every two weeks.

Develop a sales organization with latin/hispanic partnerships leading the Hispanic communication.

Monthly Invoice $2,000

1240 Arden St Longwood Florida, 32750 SS# [redacted] for the W-9

$2,000 / Month.	Oct 31st, 2014	Payment Due by Oct 31st
$2,000 / Month.	Nov 30th-Dec 30th, 2014	Payment Due by Nov 26th
$2,000 / Month.	Dec 31st-Jan 30th, 2015	Payment Due by Dec 29th

BMO Harris Bank WIRE INFO

Account Chris Sannella Phone number 407-692-4626

Account Number [redacted] Routing Number [redacted]

Bank ADDRESS 640 E State Rd 434, Longwood Florida 32750

Stephen A. Hussey